UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018 (June 12, 2018)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders on June 12, 2018. At the Annual Meeting, the stockholders voted on the following three proposals which are further described in the 2018 Proxy Statement.

Proposal 1: The stockholders elected each of the following eight nominees to the Board of Directors to hold office until the 2019 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Janet O. Estep	103,184,520	327,539	4,097,037
James C. Hale	101,038,269	2,473,790	4,097,037
Philip G. Heasley	103,132,361	379,698	4,097,037
Pamela H. Patsley	103,037,657	474,402	4,097,037
Charles E. Peters, Jr.	103,180,737	331,322	4,097,037
David A. Poe	101,805,148	1,706,911	4,097,037
Adalio T. Sanchez	103,178,710	333,349	4,097,037
Thomas W. Warsop III	101,830,073	1,681,986	4,097,037

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,902,952	2,638,648	67,496	0

Proposal 3: The stockholders approved, on an advisory basis, the executive compensation as described in the 2018 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,306,474	2,170,198	35,387	4,097,037

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: June 18, 2018	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President